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Exhibit 5.1

PILLSBURY WINTHROP SHAW PITTMAN LLP
1200 Seventeenth St. NW
Washington, DC 20036

March 28, 2018

Sinclair Broadcast Group, Inc.
10706 Beaver Dam Road
Hunt Valley, Maryland 21030

    Re:
    Registration Statement on Form S-3

Ladies and Gentlemen:

        We are acting as counsel for Sinclair Broadcast Group, Inc., a Maryland corporation ("SBG"), and Sinclair Television Group, Inc., a Maryland corporation ("STG"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933 (the "Act") of an indeterminate initial offering amount of the following securities: (a) shares of Class A common stock, par value $0.01 per share, of SBG ("Common Stock"), (b) shares of preferred stock, par value $0.01 per share, of SBG ("Preferred Stock"), in one or more series, (c) depositary shares of SBG evidenced by depositary receipts, each representing fractional interests in Preferred Stock ("Depositary Shares"), (d) senior or subordinated debt securities of SBG or STG ("Debt Securities"), which may be guaranteed by one or more of the subsidiaries of SBG listed on Schedule 1 hereto (the "Guarantors"), (e) warrants to purchase shares of Common Stock or Preferred Stock of SBG ("Warrants"), and (f) guarantees (the "Guarantees") of the Debt Securities by the Guarantors. The Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants and Guarantees are collectively referred to herein as the "Securities." The Debt Securities and related Guarantees will be issued under an Indenture substantially in the form of Exhibit 4.2 to the Registration Statement to be entered into among SBG, STG, the Guarantors and U.S. Bank National Association, as Trustee (the "Indenture").

        We have reviewed the Registration Statement and such other agreements, documents, records, certificates and other materials, and have reviewed and are familiar with such corporate proceedings and satisfied ourselves as to such other matters, as we have considered relevant or necessary as a basis for the opinions expressed in this letter. In such review, we have assumed the accuracy and completeness of all agreements, documents, records, certificates and other materials submitted to us, the conformity with the originals of all such materials submitted to us as copies (whether or not certified and including facsimiles), the authenticity of the originals of such materials and all materials submitted to us as originals, the genuineness of all signatures and the legal capacity of all natural persons.

        On the basis of the assumptions and subject to the qualifications and limitations set forth herein, we are of the opinion that:

I.
With respect to the Common Stock, when the board of directors of SBG or a duly authorized committee of such board (such board of directors or committee being referred to herein as the "Board") has taken all necessary corporate action to approve the issuance and establish the terms of the offering of shares of the Common Stock and related matters and when such shares have been issued and sold by SBG in the manner contemplated by the Registration Statement and in accordance with such Board action, such shares of Common Stock (including any Common Stock duly issued upon conversion, exchange or exercise of any other Security in accordance with the terms of such other Security or the instrument governing such other Security providing for such conversion, exchange or exercise as approved by the Board) will be duly authorized, legally issued, fully paid and nonassessable.

II.
With respect to the Preferred Stock, when the Board has taken all necessary corporate action to approve the issuance and establish the terms of any particular series of Preferred Stock, the offering thereof and related matters, including the filing of articles supplementary regarding such series of Preferred Stock with the Maryland State Department of Assessments and Taxation (the "MSDAT"), and when shares of such series of Preferred Stock have been issued and sold by SBG in the manner contemplated by the Registration Statement and in accordance with such Board action, such shares of such series of Preferred Stock (including any shares of such series of Preferred Stock duly issued upon conversion, exchange or exercise of any other Security in accordance with the terms of such other Security or the instrument governing such other Security providing for such conversion, exchange or exercise as approved by the Board) will be duly authorized, legally issued, fully paid and nonassessable.

III.
With respect to any of the Depositary Shares, when (a) the Board has taken all necessary corporate action to approve the issuance and establish the terms of the series of Preferred Stock to be issued in connection therewith, the offering of such Depositary Shares in such series of Preferred Stock, and related matters, including the filing of articles supplementary regarding the Preferred Stock with the MSDAT, (b) a deposit agreement has been duly authorized, executed and delivered by SBG and a bank or trust company to be selected by SBG, as depositary (a "Deposit Agreement"), which Deposit Agreement establishes the terms of the Depositary Shares and their issuance and sale, (c) the shares of such series of Preferred Stock have been deposited with such depositary in accordance with such Deposit Agreement, (d) such shares of such series of Preferred Stock have been issued and sold in the manner contemplated by the Registration Statement and in accordance with such Board action, and (e) receipts ("Receipts") evidencing Depositary Shares are duly issued against the deposit of such series of Preferred Stock in accordance with such Deposit Agreement, such Depositary Shares will be duly authorized, validly issued, fully paid and nonassessable and such Receipts will be duly authorized and validly issued and entitle the holders thereof to the rights specified in such Deposit Agreement.

IV.
With respect to any of the Debt Securities and related Guarantees, when (a) the Board, the board of directors of STG or a duly authorized committee of such board of directors, and the board of directors, duly authorized committee thereof, managers, members or general partner of each of the Guarantors (each, a "Governing Body") has taken all necessary corporate, limited liability company or limited partnership action to approve the issuance and establish the terms of such Debt Securities and related Guarantees, the terms of the offering and related matters, (c) the Indenture has been duly authorized, executed and delivered by the Trustee, (d) such Debt Securities and related Guarantees have been duly executed and authenticated in accordance with the terms of the Indenture, and (e) such Debt Securities and related Guarantees have been issued and sold in the manner contemplated by the Registration Statement and in accordance with the Indenture, such Debt Securities (including any Debt Securities duly issued upon conversion, exchange or exercise of any other Security in accordance with the terms of such other Security or the instrument governing such other Security providing for such conversion, exchange or exercise as approved by the applicable Governing Body) and such related Guarantees will constitute the valid and legally binding obligations of SBG, STG and the Guarantors, as the case may be, enforceable against SBG, STG and the Guarantors, as the case may be, in accordance with their terms.

V.
With respect to any of the Warrants, when (a) one or more agreements incorporating the terms and other provisions thereof has been duly executed and delivered by SBG and a warrant agent (a "Warrant Agreement"), (b) the Board has taken all necessary corporate action to approve the issuance and establish the terms of such Warrants, the terms of the offering of such Warrants, and related matters, (c) the Warrant certificates have been duly executed and authenticated or countersigned in accordance with the terms of such Warrant Agreement, and (d) such Warrants have been issued and sold in the manner contemplated by the Registration Statement and in accordance with such Warrant Agreement, such Warrants will constitute the valid and legally binding obligations of SBG, enforceable against SBG in accordance with their terms.

        Our opinions set forth above are subject to and limited by the effect of (a) applicable bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, receivership, conservatorship, arrangement, moratorium and other laws affecting and relating to the rights of creditors generally, (b) general equitable principles and (c) requirements of reasonableness, good faith, fair dealing, materiality and the discretion of the court before which any matter may be brought.

        In connection with the opinions expressed above, we have assumed that (a) at or prior to the time of the delivery of any of the Securities the Registration Statement, including any amendments thereto, will be effective under the Act and a supplement to the Prospectus forming a part of the Registration Statement applicable to the offer and sale of such Securities will have been prepared and filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Act, (b) at or prior to the time of the issuance of any of the Securities, the Board or other Governing Body will not have rescinded or otherwise modified the authorization of such Securities, (c) in the case of the issuance of shares of the Common Stock or the Preferred Stock, SBG will have a sufficient number of authorized but unissued shares thereof under its Articles of Incorporation at the time of such issuance, and (d) neither the establishment of any terms of any of the Securities after the date hereof nor the issuance and delivery of, or the performance of SBG's, STG's or any Guarantor's obligations under, such Securities will require any authorization, consent, approval or license of or exemption from, or registration or filing with, or report or notice to, any governmental unit, agency, commission, department or other authority (a "Governmental Approval") or violate or conflict with, result in a breach of, or constitute a default under, (i) any agreement or instrument to which SBG, STG or any Guarantor (as applicable) or any of their affiliates is a party or by which any such party or any of their respective properties may be bound, (ii) any Governmental Approval that may be applicable to SBG, STG or any Guarantor or any of their affiliates or any of their respective properties, (iii) any order, decision, judgment or decree that may be applicable to SBG, STG or any Guarantor or any of its affiliates or any of their respective properties or (iv) any applicable law (other than the law of the State of Maryland and the law of the State of New York in each case as in effect on the date hereof).

        The opinions set forth in this letter are limited to the law of the State of Maryland and the law of the State of New York, in each case as in effect on the date hereof.

        We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus forming a part thereof and any supplement thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ PILLSBURY WINTHROP SHAW PITTMAN LLP

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  Exhibit 5.1
PILLSBURY WINTHROP SHAW PITTMAN LLP 1200 Seventeenth St. NW Washington, DC 20036